                                  EXHIBIT 5.01
                            Opinion of Fenwick & West

                                                                    EXHIBIT 5.01
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306
                            Telephone (415) 494-0600
                            Facsimile (415) 494-1417

                                  July 3, 1996

VERITAS Software Corporation
1600 Plymouth Street
Mountain View, CA  94043

                     Re: Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission on or about July 3, 1996 in connection with the registration under the Securities Act of 1933, as amended, of an additional 200,000 shares of your Common Stock (the "STOCK") that may be issued and sold by you pursuant to purchase rights granted to your employees under your 1993 Employee Stock Purchase Plan (the "PLAN").

     As your counsel, we have examined the Plan and the proceedings taken by you in connection with the amendment of the Plan to add the Stock being registered pursuant to the Registration Statement.

     It is our opinion that the additional 200,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted under the Plan, when issued and sold in accordance with the Plan and the purchase rights granted thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.


                                        Very truly yours,

                                        /s/ Fenwick & West LLP
                                        ------------------------------

                                        Fenwick & West LLP